Exhibit 99.1

FOR RELEASE:  July 26, 2006

CONTACT:          Craig Wanichek
                                Director of Investor Relations
                                Monaco Coach Corporation
                                (541) 686-8011
                                craig.wanichek@monacocoach.com

Monaco Coach Corporation Reports Second Quarter Results

COBURG, Oregon, July 26, 2006  — Monaco Coach Corporation (NYSE: MNC), one of the nation’s leading manufacturers of motorized and towable recreational vehicles, today reported results for the second quarter ended July 1, 2006.

Revenues for the second quarter were $321.3 million, representing an increase of approximately 5.2% above last year’s second quarter revenues of $304.5 million.  Results for the second quarter 2006 include the R-Vision business acquired in November 2005.  Second quarter net income of $372,000, or one cent per share, which included a $107,000 loss related to the discontinued operations of the Royale Coach bus conversion facility, compares to net income of $755,000, or three cents per share, for the second quarter of 2005.

For the six months ended July 1, 2006, earnings per share on a diluted basis were 29 cents, compared to 20 cents per share for the same period last fiscal year. Revenues for the six months ended July 1, 2006 were $706.4 million, an 11.5% increase from $633.3 million for the first six months of 2005. Net income for the six months ended July 1, 2006 was $8.7 million, compared to $6.1 million earned for the comparable period in 2005.

“Strength in the towable and resorts segments during the second quarter mitigated some of the challenges we faced in the motorized business,” said Kay Toolson, Chairman and CEO of Monaco Coach Corporation.  “Lower consumer confidence resulting from rising interest rates and high fuel prices limited dealer ordering, negatively affecting sales of motorhomes in the quarter.  However, we have made changes in our capacity utilization that we believe will help us generate improving results over the next two quarters.”

“The new production configuration for our various models provides the Company much greater flexibility to build to market demand, and assists our dealer partners in maintaining the proper mix of models on their lots,” said Toolson. “These manufacturing changes did impact efficiencies in our plants in the second quarter, but we believe these challenges should be behind us by the end of this quarter.”

Motorized Recreational Vehicle Segment

The Motorized RV Segment reported sales of $225.6 million during the second quarter.  Second quarter 2006 motorhome sales of 1,408 units were down 12.3% compared to second quarter 2005.  The Motorized RV Segment reported gross profit of $15.9 million, or 7.0% of net sales in the second quarter of 2006.

“Our recent Dealer Congress, where we introduced the 2007 model year line-up to our dealer body, was extremely positive,” said John Nepute, President of Monaco Coach Corporation.  “We are focused on delivering new products at the price points where there have been positive trends, including low priced class B’s and C’s, and low to mid-priced diesels.”

Net sales for the Motorized RV Segment in the first six months of 2006 were $480.6 million.  Gross profit for the first six months of 2006 was $41.0 million, or 8.5% of net sales.

Towable Recreational Vehicle Segment

The Towable RV Segment reported sales of $89.2 million during the second quarter.  Gross profit for the segment was $9.6 million, or 10.8% of net sales.  Second quarter 2006 results include the R-Vision group.  Second quarter 2006 towable sales were 5,617 units, including 4,411 R-Vision units.

“Sales contributions and higher margins from the R-Vision business continued to positively impact sales and profitability in the Towable RV Segment.  In the second quarter, the segment’s strong margins were the result of high utilization in the R-Vision plants and acceptance of their lightweight, less expensive travel trailers,” said Nepute.

Net sales for the Towable RV Segment in the first six months of 2006 were $203.6 million.  Gross profit for the first six months of 2006 was $23.8 million, or 11.7% of net sales.

Motorhome Resorts Segment

Net sales for the second quarter were $6.4 million down from $12.5 million for the second quarter of 2005. Gross profit for the Motorhome Resorts Segment was $5.0 million, down from $8.2 million for the same period last year.

“The demand for motorhome resorts remains extremely positive,” said Nepute. “The reduction in sales volume in this segment during the quarter was typical for the season.  Second quarter 2005 net sales included normal seasonal sales plus released lots that had been reserved with deposits in the first quarter 2005.”

During the first six months of 2006, the Motorhome Resorts Segment reported sales of $22.1 million, up from sales of $17.8 million during the first six months of 2005.  Gross profit for the segment increased to $14.2 million, up from $11.6 million for the first six months of 2005.

Monaco Coach Corporation is pleased to announce the expansion of its motorhome resort business with the acquisition of land for two new motorhome resort properties.   The Company purchased approximately 80 acres near La Quinta, California and has agreed to terms on 24 acres in Naples, Florida.  Lots are expected to be ready for sale at both locations in late 2007 or early 2008.

“Our recent motorhome resort experience suggests that Southern California and in particular the Palm Springs area has excellent demand for the type of resorts and lots that we are developing,” said Toolson.  “When completed, the La Quinta, California project will be comprised of approximately 400 lots.”

“Likewise, we believe the Naples, Florida, area is ripe for this type of development and we are extremely pleased to enter this market with a top quality location. The Naples project is expected to contain roughly 200 lots and will have direct access to the Gulf of Mexico.”

Consolidated Financial Results and Outlook

“The strong motorhome resorts results and contribution from towables did not offset lower than expected motorhome sales and higher than expected sales incentives, all of which led to the lower quarterly gross profit,” said Marty Daley, Monaco Coach Corporation Vice President and Chief Financial Officer.  “We are pleased that second quarter selling, general and administrative expenses decreased to 9.2% of net sales, compared to 9.5% of net sales for second quarter last year, and we will continue to work on initiatives aimed to reduce these expenses further.”

“We expect to generate third quarter net sales of approximately $330 million - $340 million.  Increases in motorhome sales should help offset typical seasonal declines in the towables and resorts segments,” said Daley.  “We anticipate that the third quarter will remain challenging; consolidated gross profit margin should range between 8.25% and 8.75%, and selling, general and administrative expenses will range between 8.0% and 8.5%.”

Conference Call to be Held

Monaco Coach Corporation will conduct a conference call in conjunction with this news release at 2:00 p.m. Eastern Time on Wednesday, July 26, 2006. Members of the news media, investors, and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.monaco-online.com. The conference call will be archived and available for replay for the next 90 days.

About Monaco Coach Corporation

Dedicated to quality and service, Monaco Coach Corporation is one of the nation’s leading manufacturers of motorized and towable recreational vehicles.  Headquartered in Coburg, Oregon, with substantial manufacturing facilities in Indiana, Monaco Coach Corporation employs approximately 6,000 people. Monaco Coach offers entry-level priced towable RVs up to custom made luxury recreational vehicle models under the Monaco, Holiday Rambler, Safari, Beaver, McKenzie and R-Vision brand names.  Monaco Coach maintains RV service centers in Harrisburg, OR, Elkhart, IN and Wildwood, FL.

Ranked number one in the manufacturing of diesel powered motorhomes in the industry, Monaco Coach is a leader in innovative RV design to meet the needs of a broad range of customers with varied interests.  Monaco Coach Corporation trades on the New York Stock Exchange under the symbol “MNC,” and the Company is included in the S&P Small-Cap 600 stock index.  For additional information about Monaco Coach Corporation, please visit www.monaco-online.com or www.trail-lite.com.

Except for historical information contained herein, the matters set forth in this news release, including the anticipated effects of shifting various production operations and the expenses associated with those changes and management’s expectations regarding third quarter 2006 sales, shipments, gross profit margins, and expense levels are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as our ability to carry out the planned production changes successfully and within budget, acceptance of existing and new product offerings; success of the “Franchise for the Future” program promotional activities and pricing strategies by competitors; warranty expenses; the availability of floorplan financing for the Company’s dealers; environmental and product safety regulatory activity; effects of weather; fuel prices and availability; commodity costs; uninsured product liability claims; a loss of dealers or deterioration in the relationships with dealers and overall economic conditions, including inflation, interest rates and consumer confidence and spending. Investors are also directed to consider other risks and uncertainties discussed in the Company’s SEC reports, including but not limited to the most recent Form 10-Q, the annual report on Form 10-K for 2005, and the 2005 Annual Report to Shareholders. These filings can be accessed over the Internet at www.sec.gov.

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MONACO COACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31, 2005	July 1, 2006
		(unaudited)
ASSETS
Current assets:
Cash	$586	$2,428
Trade receivables, net	102,666	103,226
Inventories, net	183,292	190,134
Resort lot inventory	9,135	8,218
Prepaid expenses	4,364	5,426
Income taxes receivable	206	0
Deferred income taxes	36,345	41,580
Discontinued operations	4,922	2,242
Total current assets	341,516	353,254

Property, plant, and equipment, net	159,304	158,136
Land held for investment purposes	0	16,300
Debt issuance costs net of accumulated amortization of $678, and $794, respectively	695	580
Goodwill	85,952	86,003
Total assets	$587,467	$614,273

LIABILITIES
Current liabilities:
Book overdraft	$14,550	$0
Current portion of long-term debt	5,714	5,714
Line of credit	25,000	32,108
Accounts payable	78,299	95,737
Product liability reserve	19,275	18,092
Product warranty reserve	32,902	34,230
Income taxes payable	0	2,236
Accrued expenses and other liabilities	37,732	46,446
Discontinued operations	853	516
Total current liabilities	214,325	235,079

Long-term debt, less current portion	34,786	31,929
Deferred income taxes	21,624	21,492
Other long term liabilities	0	983
Total liabilities	270,735	289,483

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 1,934,783 shares authorized, no shares outstanding	0	0
Common stock, $.01 par value; 50,000,000 shares authorized, 29,561,766 and 29,712,546 issued and outstanding, respectively	296	297
Additional paid-in capital	59,005	61,960
Retained earnings	257,431	262,533
Total stockholders’ equity	316,732	324,790
Total liabilities and stockholders’ equity	$587,467	$614,273

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited: dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	July 2, 2005	July 1, 2006	July 2, 2005	July 1, 2006
Net sales	$304,512	$321,283	$633,325	$706,350
Cost of sales	271,526	290,792	564,442	627,410
Gross profit	32,986	30,491	68,883	78,940

Selling, general, and administrative expenses	28,980	29,429	55,938	63,407
Plant relocation costs	2,352	269	2,352	269
Operating income	1,654	793	10,593	15,264

Other income, net	26	256	140	388
Interest expense	(187)	(940)	(672)	(2,192)
Income before income taxes discontinued operations	1,493	109	10,061	13,460

Provision for income taxes, continuing operations	528	(370)	3,733	4,688

Net income from continuing operations	965	479	6,328	8,772

Loss from discontinued operations, net of tax provision	(210)	(107)	(250)	(107)

Net income	$755	$372	$6,078	$8,665

Earnings per common share:
Basic from continuing operations	$0.03	$0.01	$0.22	$0.29
Basic from discontinued operations	$0.00	$0.00	$(0.01)	$0.00
Basic	$0.03	$0.01	$0.21	$0.29

Diluted from continuing operations	$0.03	$0.01	$0.21	$0.29
Diluted from discontinued operations	$0.00	$0.00	$(0.01)	$0.00
Diluted	$0.03	$0.01	$0.20	$0.29

Weighted average common shares outstanding:
Basic	29,502,165	29,708,892	29,481,152	29,672,558
Diluted	29,824,570	29,891,165	29,859,237	29,859,549

MONACO COACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited: dollars in thousands)

	Six Months Ended
	July 2, 2005	July 1, 2006
Increase (Decrease) in Cash:

Cash flows from operating activities:
Net income	$6,078	$8,665

Adjustments to reconcile net income to net cash (used) provided by operating activities:
Gain (Loss) on sale of assets	24	(12)
Depreciation and amortization	5,039	6,973
Deferred income taxes	(613)	(5,367)
Stock based compensation expense	0	1,720
Changes in working capital accounts:
Trade receivables, net	21,828	(560)
Inventories	(8,653)	(6,841)
Resort lot inventory	2,120	917
Prepaid expenses	(120)	(1,068)
Accounts payable	(3,328)	17,439
Product liability reserve	(457)	(1,184)
Product warranty reserve	16	1,328
Income taxes payable	(1,937)	2,443
Accrued expenses and other liabilities	(927)	8,663
Deferred revenue	0	983
Discontinued operations	(1,978)	2,247
Net cash provided by operating activities	17,092	36,346

Cash flows from investing activities:
Additions to property, plant, and equipment	(7,646)	(5,771)
Land purchased for investment	0	(16,300)
Proceeds from sale of assets	68	98
Discontinued operations	(4)	0
Net cash used in investing activities	(7,582)	(21,973)

Cash flows from financing activities:
Book overdraft	19,774	(14,545)
Advances (Payments) on lines of credit, net	(26,562)	7,108
Payments on long-term notes payable	0	(2,857)
Debt issuance costs	(10)	0
Dividends paid	(3,539)	(3,563)
Issuance of common stock	748	1,236
Discontinued operations	79	90
Net cash used by financing activities	(9,510)	(12,531)

Net change in cash	0	1,842
Cash at beginning of period	0	586
Cash at end of period	$0	$2,428

Monaco Coach Corporation
Segment Reporting
(Unaudited)

Results of Consolidated Operations

	Quarter		Quarter		Six Months		Six Months
	Ended		Ended		Ended		Ended
	July 2, 2005	% of Sales	July 1, 2006	% of Sales	July 2, 2005	% of Sales	July 1, 2006	% of Sales
Net sales	$304,512	100.00%	$321,283	100.00%	$633,325	100.00%	$706,350	100.00%
Cost of sales	271,526	89.17%	290,792	90.51%	564,442	89.12%	627,410	88.82%
Gross profit	32,986	10.83%	30,491	9.49%	68,883	10.88%	78,940	11.18%

Selling, general and administrative expenses	28,980	9.52%	29,429	9.16%	55,938	8.83%	63,407	8.98%

Plant relocation costs	2,352	0.77%	269	0.08%	2,352	0.37%	269	0.04%

Operating income	1,654	0.54%	793	0.25%	10,593	1.67%	15,264	2.16%

Other income and interest expense	161	0.05%	684	0.21%	532	0.08%	1,804	0.26%
Income before income taxes	1,493	0.49%	109	0.03%	10,061	1.59%	13,460	1.91%

Income taxes	528	0.17%	(370)	-0.12%	3,733	0.59%	4,688	0.66%

Net income from continuing operations	965	0.32%	479	0.15%	6,328	1.00%	8,772	1.24%

Loss from discontinued operations, net of tax provision	(210)	-0.07%	(107)	-0.03%	(250)	-0.04%	(107)	-0.02%
Net income	$755	0.25%	$372	0.12%	$6,078	0.96%	$8,665	1.23%

Motorized Recreational Vehicle Segment

	Quarter		Quarter		Six Months		Six Months
	Ended	% of	Ended	% of	Ended	% of	Ended	% of
	July 2, 2005	Sales	July 1, 2006	Sales	July 2, 2005	Sales	July 1, 2006	Sales
Net sales	$259,931	100.00%	$225,620	100.00%	$550,084	100.00%	$480,569	100.00%
Cost of sales	237,685	91.44%	209,727	92.96%	496,999	90.35%	439,589	91.47%
Gross profit	22,246	8.56%	15,893	7.04%	53,085	9.65%	40,980	8.53%

Selling, general and administrative expenses	10,354	3.98%	8,730	3.87%	20,608	3.75%	17,259	3.59%
Corporate overhead allocation	12,312	4.74%	10,050	4.45%	23,886	4.34%	21,611	4.50%
Bend relocation costs	2,352	0.90%	269	0.12%	2,352	0.43%	269	0.06%
Operating income (loss)	$(2,772)	-1.07%	$(3,156)	-1.40%	$6,239	1.13%	$1,841	0.38%

Towable Recreational Vehicle Segment

	Quarter		Quarter		Six Months		Six Months
	Ended	% of	Ended	% of	Ended	% of	Ended	% of
	July 2, 2005	Sales	July 1, 2006	Sales	July 2, 2005	Sales	July 1, 2006	Sales
Net sales	$32,124	100.00%	$89,226	100.00%	$65,491	100.00%	$203,643	100.00%
Cost of sales	29,541	91.96%	79,582	89.19%	61,270	93.55%	179,853	88.32%
Gross profit	2,583	8.04%	9,644	10.81%	4,221	6.45%	23,790	11.68%

Selling, general and administrative expenses	1,089	3.39%	3,559	3.99%	2,323	3.55%	7,188	3.53%
Corporate overhead allocation	1,596	4.97%	4,498	5.04%	2,984	4.56%	10,321	5.07%
Operating income (loss)	$(102)	-0.32%	$1,587	1.78%	$(1,086)	-1.66%	$6,281	3.08%

Motorhome Resorts Segment

	Quarter		Quarter		Six Months		Six Months
	Ended	% of	Ended	% of	Ended	% of	Ended	% of
	July 2, 2005	Sales	July 1, 2006	Sales	July 2, 2005	Sales	July 1, 2006	Sales
Net sales	$12,457	100.00%	$6,437	100.00%	$17,750	100.00%	$22,138	100.00%
Cost of sales	4,300	34.52%	1,483	23.04%	6,173	34.78%	7,968	35.99%
Gross profit	8,157	65.48%	4,954	76.96%	11,577	65.22%	14,170	64.01%

Selling, general and administrative expenses	2,568	20.61%	1,581	24.56%	4,030	22.70%	4,653	21.02%
Corporate overhead allocation	1,061	8.52%	1,011	15.71%	2,107	11.87%	2,375	10.73%
Operating income	$4,528	36.35%	$2,362	36.69%	$5,440	30.65%	$7,142	32.26%

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